SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                    ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                       MUNIHOLDINGS NEW YORK FUND, INC.
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Maryland                                     Applied For
--------------------------------            ---------------------------------
(State of incorporation or                  (IRS employer identification no.)
organization)

MuniHoldings New York                                             08536
Fund, Inc.                                                  -----------------
800 Scudders Mill Road                                          (zip code)
Plainsboro, New Jersey
-----------------------
(Address of principal
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                   Name of each exchange on which
registered                                     each class is to be registered
----------------------------                   ------------------------------

Shares of Common Stock,                        New York Stock Exchange
par value $.10 per share

Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated February 24, 1998 forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-43165) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on February 24, 1998, is incorporated herein by reference.

Item 2.  Exhibits.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Charter of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock.
          (6)  Not applicable.



---------------------
*    Incorporated   by  reference  to  Exhibit  (d)(2)  to  the  Registration
     Statement.

**   Incorporated  by  reference  to  Exhibit  (d)(1)  to the    Registration
     Statement.


                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      MUNIHOLDINGS NEW YORK FUND, INC.
                                      (Registrant)


                                      By:   /s/ Arthur Zeikel
                                           ---------------------------
                                             Authorized Officer


February 26, 1998